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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

         NAME                                  STATE OF INCORPORATION
         ----                                  ----------------------
Cash Registers, Incorporated                          Kentucky
Automated Retail Systems, Inc.                        Washington
Smyth Systems, Inc.                                   Delaware
Pacific Merger Corp.                                  Delaware